As filed with the Securities and Exchange Commission on September 4, 2008
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

General Motors Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	38-0572515 (I.R.S. Employer Identification No.)

300 Renaissance Center
Detroit, Michigan 48265-3000
(313) 556-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nicholas S. Cyprus
Chief Accounting Officer
General Motors Corporation
300 Renaissance Center
Detroit, Michigan 48265-3000
(313) 556-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Martin I. Darvick, Esq. General Motors Corporation 300 Renaissance Center Detroit, Michigan 48265-3000 (313) 556-5000	Joseph P. Gromacki, Esq. Jenner & Block LLP 330 N. Wabash Avenue Chicago, Illinois 60611 (312) 222-9350	Richard A. Drucker, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
            (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Amount to be Registered/Proposed Maximum Offering
Title of Each Class of	Price per Unit/Proposed Maximum Aggregate Offering
Securities to be Registered	Price/Amount of Registration Fee(1)
Debt Securities of GM
Common Stock (par value $1 2/3 per share) of GM
Preferred Stock (without par value) of GM
Preference Stock (par value $0.10 per share) of GM
Warrants of GM

(1)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. Registration fees of $809,000 for up to $10 billion net aggregate principal amount of securities were paid previously by the Registrant in connection with the Registration Statement on Form S-3 (File No. 333-108532) originally filed by the Registrant on September 5, 2003. Pursuant to Rule 457(p) under the Securities Act of 1933, the fees of $629,402 with respect to $7,780,000,000 aggregate initial offering price of securities that were previously registered and not sold are being carried forward, and such unsold securities are deregistered hereby. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee except that portion previously paid and which is being carried forward.

PROSPECTUS

GENERAL MOTORS CORPORATION

Debt Securities
Common Stock (par value $1 2/3)
Preferred Stock (without par value)
Preference Stock (par value $0.10)
Warrants

We may offer from time to time debt securities, common stock, preferred stock, preference stock or warrants pursuant to this prospectus. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Our common stock is listed in the United States on the New York Stock Exchange under the symbol “GM.”

We may sell the securities offered by this prospectus on a continuous or delayed basis directly, through agents, dealers or underwriters or through direct sales or auctions performed by utilizing the internet or a bidding or ordering system as designated from time to time by us, or through any combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities offered by this prospectus, the applicable prospectus supplement will set forth any applicable commissions or discounts between or among them. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Investment in any securities offered by this prospectus involves risk. See “Risk Factors” beginning on page 4 of this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

September 4, 2008

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, referred to as the SEC in this prospectus, utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of our securities, as described in this prospectus, from time to time and in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement and any free writing prospectus prepared by or on behalf of us together with additional information described below under “Incorporation of Certain Documents By Reference.”

You should rely only on the information contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us. We have not authorized anyone to provide you with different information or make any additional representations. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus or any prospectus supplement or any free writing prospectus prepared by or on behalf of us is accurate as of any date other than the date on the front of each of such documents. The terms “General Motors,” “GM,” “we,” “us,” the “Corporation” and “our” refer to General Motors Corporation.

PRINCIPAL EXECUTIVE OFFICES

Our principal executive offices are located at 300 Renaissance Center, Detroit, Michigan 48265-3000, and our telephone number is (313) 556-5000.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically, including GM. We are not incorporating the contents of the SEC website into this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities (other than filings or portions of filings that are furnished under applicable SEC rules rather than filed):

GM SEC Filings (File No. 1-143)	Period

Annual Report on Form 10-K	Year ended December 31, 2007 filed with the SEC on February 28, 2008
Definitive Proxy Statement	Date filed: April 25, 2008
Quarterly Reports on Form 10-Q	Quarter ended March 31, 2008 filed with the SEC on May 8, 2008 and quarter ended June 30, 2008 filed with the SEC on August 7, 2008
Current Reports on Form 8-K	Dates filed: January 3, 2008, January 4, 2008, January 23, 2008, February 1, 2008, February 12, 2008 (only the report that is deemed “filed” with the SEC), February 25, 2008, March 5, 2008 (only the report that is deemed “filed” with the SEC), March 6, 2008, April 1, 2008, April 23, 2008, May 1, 2008, May 13, 2008, May 23, 2008, June 3, 2008 (2), June 9, 2008, July 1, 2008 and July 23, 2008
The description of the common stock set forth in Article Fourth of our Certificate of Incorporation filed as Exhibit 3(i) to our Annual Report on Form 10-K for the year ended December 31, 2003 filed on March 11, 2004

You may request a copy of the documents incorporated by reference into this prospectus, except exhibits to such documents unless those exhibits are specifically incorporated by reference in such documents, at no cost, by writing or telephoning the office of Nicholas S. Cyprus, Controller and Chief Accounting Officer, at the following address and telephone number:

General Motors Corporation
300 Renaissance Center
Detroit, Michigan 48265-3000
(313) 556-5000

You may also find additional information about us, including the documents mentioned above, on our website at http://www.gm.com. The information included on or linked to this website or any website referred to in any document incorporated by reference into this prospectus is not a part of this prospectus.

DESCRIPTION OF GENERAL MOTORS CORPORATION

We are engaged primarily in the worldwide development, production and marketing of cars, trucks and parts. We develop, manufacture and market vehicles worldwide through our four automotive regions: GM North America, GM Europe, GM Latin America/Africa/Mid-East and GM Asia Pacific. Also, our finance and insurance operations are primarily conducted through GMAC LLC, the successor to General Motors Acceptance Corporation. GMAC was a wholly owned subsidiary until November 30, 2006, when we sold a 51% controlling ownership interest in GMAC to a consortium of investors. Since the GMAC transaction, we have accounted for our 49% ownership interest in GMAC using the equity method. GMAC provides a broad range of financial services, including consumer vehicle financing, automotive dealership and other commercial financing, residential mortgage services, automobile service contracts, personal automobile insurance coverage and selected commercial insurance coverage.

Substantially all of our cars, trucks and parts are marketed through retail dealers in North America, and through distributors and dealers outside of North America, the substantial majority of which are independently owned. We primarily meet the demands of customers in North America with vehicles developed, manufactured and/or marketed under the following brands:

• Chevrolet	• Buick	• Saab	• GMC
• Pontiac	• Cadillac	• HUMMER	• Saturn

The demands of customers outside North America are primarily met with vehicles developed, manufactured and/or marketed under the following brands:

• Opel	• Saab	• GMC	• HUMMER
• Vauxhall	• Buick	• Cadillac	• Isuzu
• Holden	• Chevrolet	• Daewoo	• Suzuki

As of July 31, 2008, we also had equity ownership stakes directly or indirectly through various regional subsidiaries, including GM Daewoo Auto & Technology Company, New United Motor Manufacturing, Inc., Shanghai General Motors Co., Ltd., SAIC-GM-Wuling Automobile Company Ltd. and CAMI Automotive Inc. These companies design, manufacture and market vehicles under the following brands:

• Pontiac	• Wuling	• Chevrolet	• Buick
• Suzuki	• Daewoo	• Cadillac	• Holden

In addition to the products we sell to our dealers for consumer retail sales, we also sell cars and trucks to fleet customers, including daily rental car companies, commercial fleet customers, leasing companies and governments. Sales to fleet customers are completed through our network of dealers and in some cases directly by us.

Our retail and fleet customers can obtain a wide range of aftersale vehicle services and products through our dealer network, such as maintenance, light repairs, collision repairs, vehicle accessories and extended service warranties.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement may include or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Our use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. All statements in this prospectus and any accompanying prospectus supplement, and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties.

These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in the documents referred to under the caption “Risk Factors,” in documents incorporated by reference into this prospectus and in any applicable prospectus supplement, and other factors, many of which are beyond our control.

Consequently, all of the forward-looking statements made in this prospectus and any prospectus supplement are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents the ratio of our earnings to fixed charges for the periods indicated:

Six Months Ended June 30,	Years Ended December 31,
2008	2007	2006	2005	2004	2003

—	—	—	—	1.06	1.26

Earnings for the six months ended June 30, 2008 and the twelve months ended December 31, 2007, 2006 and 2005 were inadequate to cover fixed charges. Additional earnings of $17.8 billion for the six months ended June 30, 2008 and $5.5 billion for 2007, $5.3 billion for 2006 and $16.5 billion for 2005 would have been necessary to bring the respective ratios to 1.0.

We compute the ratio of earnings to fixed charges by dividing earnings before income taxes and fixed charges by the fixed charges. This ratio includes the earnings and fixed charges of us and our consolidated subsidiaries. Fixed charges consist of interest and discount accretion and the portion of rentals for real and personal properties in an amount deemed to be representative of the interest factor.

USE OF PROCEEDS

Unless otherwise specified in the prospectus supplement, we will add the net cash proceeds from the sale by us of any securities to our general funds and they will be available for general corporate purposes, including capital expenditures, working capital and the repayment of existing indebtedness.

OVERVIEW OF OUR CAPITAL STOCK

The following description of our capital stock is based upon our restated certificate of incorporation, as amended (“Certificate of Incorporation”), our bylaws, as amended (“Bylaws”), and applicable provisions of law. We have summarized certain portions of our Certificate of Incorporation and Bylaws below. The summary is not complete. Our Certificate of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part and are incorporated by reference into this prospectus. You should read our Certificate of Incorporation and Bylaws for the provisions that are important to you.

Certain provisions of the Delaware General Corporation Law (“DGCL”), our Certificate of Incorporation and our Bylaws summarized in the following paragraphs may have an anti-takeover effect. This may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests, including those attempts that might result in a premium over the market price for its shares.

Authorized Capital Stock

Our Certificate of Incorporation authorizes us to issue 2,106,000,000 shares of capital stock, consisting of:

•	6,000,000 shares of preferred stock, without par value;

•	100,000,000 shares of preference stock, $0.10 par value; and

•	2,000,000,000 shares of common stock, $1 2/3 par value.

As of July 31, 2008:

•	566,162,606 shares of common stock were outstanding; and

•	No shares of preferred stock or preference stock were outstanding.

Certain Provisions of Our Certificate of Incorporation and Bylaws

Amendments to Our Certificate of Incorporation.  Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote and a majority of the outstanding stock of each class entitled to vote is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

•	increase or decrease the aggregate number of authorized shares of such class;

•	increase or decrease the par value of the shares of such class; or

•	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Vacancies in the Board of Directors.  Our Bylaws provide that any vacancy occurring in our board of directors for any cause may be filled by a majority of the remaining members of our board, although such majority is less than a quorum.

Special Meetings of Stockholders.  Under our Bylaws, only our board of directors or the chairman of our board may call special meetings of stockholders at such place, date and time and for such purpose or purposes as shall be set forth in the notice of such meeting.

Requirements for Notice of Stockholder Director Nominations and Stockholder Business.  If a stockholder wishes to bring any business before an annual or special meeting or nominate a person for election to our board of directors, our Bylaws contain certain procedures that must be followed in terms of the advance timing required for delivery of stockholder notice of such business and the information that such notice must contain. The information required in a stockholder notice includes general information regarding the stockholder, a description of the proposed business and, with respect to nominations for the board of directors, certain specified information regarding the nominee(s).

In addition to the information required in a stockholder notice described above, our Bylaws require a representation that the stockholder is a holder of our voting stock and intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice. In terms of the timing of the stockholder notice, our Bylaws require that the notice must be received by our secretary:

•	in the case of an annual meeting, not more than 180 days and not less than 120 days in advance of the annual meeting; and

•	in the case of a special meeting, not later than the fifteenth day following the day on which notice of the meeting is first mailed to stockholders.

Certain Anti-Takeover Effects of Delaware Law

We are subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years following the date of the transaction(s) in which the person became an interested stockholder, unless:

•	the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	on or subsequent to such date the business combination is approved by the board and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to an “interested stockholder.” In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or is an affiliate or associate of the corporation and, within the prior three years, did own) 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

DESCRIPTION OF COMMON STOCK

Our only class of common stock is our common stock, $1 2/3 par value.

In addition to the following description of our common stock, please refer to our Certificate of Incorporation which sets forth in full detail the terms of our common stock. Our Certificate of Incorporation has been filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. For information regarding how you can obtain a copy of our Certificate of Incorporation, see “Where You Can Find More Information.”

There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are fully paid and non-assessable, and any shares of common stock to be issued upon completion of this offering will be fully paid and non-assessable.

Dividends

The DGCL and our Certificate of Incorporation do not require our board of directors to declare dividends on our common stock. The declaration of any dividend on our common stock is a matter to be acted upon by our board of directors in its sole discretion. Our board of directors reserves the right to reconsider from time to time its policies and practices regarding dividends on our common stock and to increase or decrease the dividends paid on our common stock or not pay a dividend at all. Our board of directors may reconsider such matters on the basis of, among other things, our consolidated financial position, which includes liquidity and other factors.

Both the DGCL and our Certificate of Incorporation restrict the power of our board of directors to declare and pay dividends on our common stock. The amounts which may be declared and paid by our board of directors as dividends on our common stock are subject to the amount legally available for the payment of dividends by us under the DGCL. In particular, under the DGCL, we can only pay dividends to the extent that we have surplus — the extent by which the fair market value of our net assets exceeds the amount of our capital — or the extent of our net profits for the then current and/or the preceding fiscal year. In addition, dividends on our common stock are subject to any preferential rights on any outstanding series of preferred stock or preference stock created by our board of directors in accordance with our Certificate of Incorporation. Further if dividends have been declared but not paid on any outstanding shares of our preferred stock, our Certificate of Incorporation provides that dividends may not be paid on or set apart for the common stock until all declared but unpaid dividends on any outstanding shares of our preferred stock have been paid. Also, our Certificate of Incorporation provides that dividends may not be declared on our common stock until a sum sufficient for the payment of the next ensuing quarterly dividend of any preferred stock outstanding has been set aside from the surplus or net profits.

Any dividends declared or paid on our common stock from time to time will reduce the amount available for future payments of dividends. The amount available for dividends on each class will also depend upon any adjustments to our capital or surplus due to repurchases or issuances of shares of our common stock. In addition, the DGCL permits our board of directors to adjust for any reason it deems appropriate the amounts of capital and surplus within certain parameters and therefore the amount available for dividends.

Voting Rights

Our Certificate of Incorporation entitles holders of common stock to one vote per share on all matters submitted to our stockholders for a vote.

Liquidation Rights

In the event of the liquidation, dissolution or winding up of our business, whether voluntary or involuntary, our Certificate of Incorporation provides that, after the holders of any outstanding shares of our preferred stock and preference stock receive their full preferential amounts, holders of common stock will receive the assets remaining for distribution to our stockholders ratably on a per share basis.

Stock Exchange Listing

Our common stock is listed in the United States on the New York Stock Exchange under the ticker symbol “GM.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A., a federally chartered trust institution doing business at P.O. Box 43078, Providence, Rhode Island 02940-3078.

Direct Registration System

Our common stock is registered in book-entry form through the direct registration system. Under this system, unless a common stockholder requests a physical stock certificate, ownership of our common stock is reflected in account statements periodically distributed to common stockholders by Computershare, our transfer agent, who holds the book-entry shares on behalf of our common stockholders. However, currently, any common stockholder who wishes to receive a physical stock certificate evidencing his or her shares may at any time obtain a stock certificate at no charge by contacting our transfer agent.

DESCRIPTION OF PREFERRED STOCK

This prospectus describes certain general terms and provisions of our preferred stock. When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a prospectus supplement. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the particular series of preferred stock. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our Certificate of Incorporation.

Under our Certificate of Incorporation, our board of directors has the authority to issue shares of preferred stock from time to time in distinctly designated series, with each series ranking equally and identical in all respects except as to the dividend rate and redemption price.

Terms of a Particular Series

The prospectus supplement will describe the terms of any preferred stock being offered, including:

•	the number of shares and designation or title of the shares;

•	any liquidation preference per share;

•	any date of maturity;

•	any redemption, repayment or sinking fund provisions;

•	any dividend rate or rates and the dates of payment (or the method for determining the dividend rates or dates of payment);

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	whether the preferred stock is convertible or exchangeable and, if so, the securities or rights into which the preferred stock is convertible or exchangeable (which could include any securities issued by us or any third party, including any of our affiliates), and the terms and conditions of conversion or exchange;

•	the place or places where dividends and other payments on the preferred stock will be payable; and

•	any additional dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

All shares of preferred stock offered will be fully paid and non-assessable.

Dividends

Holders of preferred stock would be entitled to receive quarterly cumulative dividends when and as declared by the board of directors at the rates fixed for the respective series in the resolution or certificate of designation for the respective series. In addition, if any preferred stock were issued, it would rank senior to our preference stock and our common stock with respect to the payment of dividends.

Voting

If any shares of our preferred stock were issued, holders of such shares would not be entitled to vote except that they would vote upon the question of disposing of our assets as an entirety and except as otherwise required by the DGCL.

Liquidation

Any shares of preferred stock that are issued will have priority over the preference stock and our common stock with respect to liquidation rights.

Transfer Agent and Registrar

The transfer agent for each series of preferred stock will be described in the prospectus supplement.

DESCRIPTION OF PREFERENCE STOCK

This prospectus describes certain general terms and provisions of our preference stock. When we offer to sell a particular series of preference stock, we will describe the specific terms of the securities in a prospectus supplement. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the particular series of preference stock. The preference stock will be issued under a certificate of designations relating to each series of preference stock and is also subject to our Certificate of Incorporation.

Under our Certificate of Incorporation, our board of directors has the authority to issue shares of preference stock from time to time in distinctly designated series up to the maximum number of shares of preference stock authorized, with the terms of each series fixed by our board in the resolutions providing for the issuance of such series.

Terms of a Particular Series

The prospectus supplement will describe the terms of any preference stock being offered, including:

•	the number of shares and designation or title of the shares;

•	any liquidation preference per share;

•	any date of maturity;

•	any redemption, repayment or sinking fund provisions;

•	any dividend (which may be cumulative or non-cumulative) rate or rates and the dates of payment (or the method for determining the dividend rates or dates of payment);

•	any voting rights;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	whether the preference stock is convertible or exchangeable and, if so, the securities into which the preference stock is convertible or exchangeable (which could include any securities issued by us or any third party, including any of our affiliates), and the terms and conditions of conversion or exchange;

•	the place or places where dividends and other payments on the preference stock will be payable; and

•	any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

All shares of preference stock offered will be fully paid and non-assessable.

Dividends

If any preference stock were issued, it would rank junior to our preferred stock, if any, and it could rank senior to our common stock with respect to the payment of dividends.

Liquidation

If any preference stock were issued, it would rank junior to our preferred stock, if any, and it could rank senior to our common stock with respect to liquidation rights.

Transfer Agent and Registrar

The transfer agent for each series of preference stock will be described in the prospectus supplement.

Miscellaneous

Our board of directors has the authority to create and issue a series of preference stock with rights, privileges or restrictions which effectively discriminates against an existing or prospective holder of preference stock as a result of the holder beneficially owning or commencing a tender offer for a substantial amount of common stock. One of the effects of authorized but unissued and unreserved shares of capital stock may be to make it more difficult or discourage an attempt by a potential acquirer to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. This protects the continuity of our management. The issuance of these shares of capital stock may defer or prevent a change in control in us without any further stockholder action.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will constitute either senior or subordinated debt. We will issue debt securities that will be senior debt under the indenture dated January 8, 2008 (the “senior indenture”) between us and The Bank of New York Mellon (formerly known as The Bank of New York), as senior debt trustee. We will issue debt securities that will be subordinated debt under the subordinated indenture dated as of January 8, 2008 (the “subordinated indenture”) between us and The Bank of New York Mellon, as subordinated debt trustee. This prospectus refers to the senior indenture and the subordinated indenture individually as the “indenture” and collectively as the “indentures.” This prospectus refers to the senior debt trustee and the subordinated debt trustee individually as the “trustee” and collectively as the “trustees.” When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We have summarized certain terms and provisions of the indentures. The summaries are subject to the terms of the senior indenture and the subordinated indenture, respectively, which are incorporated herein by reference. You should read the indentures for the provisions which may be important to you. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended.

Neither indenture limits the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time.

Terms of a Particular Offering

The prospectus supplement will describe the terms of any debt securities being offered, including:

•	classification as senior or subordinated debt securities;

•	the designation of the debt securities;

•	the aggregate principal amount of the debt securities;

•	the percentage of their principal amount at which the debt securities will be issued;

•	if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the date or dates on which the debt securities will mature;

•	the rate or rates per annum, if any, at which the debt securities will bear interest;

•	the times at which the interest will be payable;

•	whether the debt securities are convertible or exchangeable and, if so, the securities or rights into which the debt securities are convertible or exchangeable (which could include any securities issued by us or any third party, including any of our affiliates), and the terms and conditions of conversion or exchange;

•	the date after which or other circumstances in which the debt securities may be redeemed and the redemption price or any prepayment or sinking fund provisions;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

•	the currency or currencies in which the debt securities are issuable or payable;

•	the exchanges on which the debt securities may be listed;

•	whether the debt securities shall be issued in book-entry form; and

•	any other specific terms, including events of default or covenants.

Principal and interest, if any, will be payable, and, unless the debt securities are issued in book-entry form, the debt securities being offered will be transferable, at the principal corporate trust office of the trustees, which at the date hereof is 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: The Bank of New York Mellon, provided that payment of interest may be made at our option by check mailed to the address of the person entitled thereto.

Some of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate, which at the time of issuance, is below market rates, to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in a prospectus supplement.

Debt securities will include debt securities denominated in United States dollars or, at our option if so specified in a prospectus supplement, in any other currency.

If a prospectus supplement specifies that debt securities are denominated in a currency other than United States dollars, the prospectus supplement will also specify the denomination in which such debt securities will be issued and the coin or currency in which the principal, premium, if any, and interest on the debt securities, where applicable, will be payable, which may be United States dollars based upon the exchange rate for such other currency existing on or about the time a payment is due.

If a prospectus supplement specifies that the debt securities will have a redemption option, our election to exercise such an option may constitute an issuer tender offer under the Exchange Act. If such redemption constitutes a tender offer, we will comply with all issuer tender offer rules and regulations under the Exchange Act, including Rule 14e-1. We will make any required filings with the SEC and furnish certain information to the holders of the debt securities.

Senior Debt

Any debt securities we issue under the senior indenture will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt (other than obligations preferred by mandatory provisions of law).

Subordinated Debt

Any debt securities we issue under the subordinated indenture will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all of our “senior indebtedness.” The subordinated indenture defines “senior indebtedness” as obligations of, or guaranteed or assumed by, us for borrowed money or leased property in capitalized lease or sale and leaseback transactions, or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations. “Senior indebtedness” does not include nonrecourse obligations, the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to senior indebtedness. See the Subordinated Indenture, Section 13.

In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities or coupons are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

•	any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings which concern us or a substantial part of our property;

•	a default having occurred for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness or any other default having occurred concerning any senior indebtedness, which permits the holder or holders of any senior indebtedness to accelerate the maturity of any senior indebtedness with notice or lapse of time, or both. Such an event of default must have continued beyond the period of grace, if any, provided for such event of default, and such an event of default shall not have been cured or waived or shall not have ceased to exist;

•	the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to section 6 of the subordinated indenture; this declaration must not have been rescinded and annulled as provided in the subordinated indenture; or

•	any different or additional events described in a prospectus supplement.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

If the trustee under the subordinated indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated indenture and the holders of debt securities of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

Defeasance

If the terms of a particular series of debt securities so provide, we may, at our option, (a) discharge our indebtedness and our obligations under the applicable indenture with respect to such series or (b) not comply with certain covenants contained in the applicable indenture with respect to such series, in each case by depositing funds or obligations issued or guaranteed by the United States of America with the trustee sufficient to pay and discharge the entire indebtedness of all outstanding debt securities of such series. Such defeasance is subject to other conditions including receipt of a tax opinion to the effect that the holders of the debt securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance and will be subject to United States Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred.

Consolidation, Merger or Sale of Assets

The indentures provide that we will not merge or consolidate with another corporation or other entity or sell or convey all or substantially all of our assets unless either we are the continuing corporation or the new corporation or other entity shall expressly assume the interest and principal due under the debt securities. In either case, the indentures provide that neither we nor a successor corporation or other entity may be in default of performance immediately after a merger or consolidation. Additionally, the indentures provide that in the case of any such merger or consolidation, either we or the successor corporation or other entity may continue to issue securities under the indentures.

Modification of the Indentures

The indentures contain provisions permitting us and the applicable trustee to modify or amend such indenture or any supplemental indenture or the rights of the holders of the debt securities issued thereunder, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series at the time outstanding under either such indenture which are affected by such modification or amendment, voting as one class, provided that, without the consent of the holder of each debt security so affected, no such modification shall:

•	change the fixed maturity of any debt securities, or reduce the principal amount thereof, or premium, if any, or reduce the rate or extend the time of payment of interest thereon, or reduce the amount due and payable upon acceleration of the maturity thereof or the amount provable in bankruptcy, or make the principal of, or premium, if any, or interest, on any debt securities payable in any currency other than so provided in such debt securities; or

•	in the case of debt securities that are convertible, change in any manner adverse to the holders, the amounts payable upon the redemption of the debt securities, the date, if any, on which the holders have the right to require us to repurchase the debt securities, or the transactions or events upon which the holders have the right to require us to repurchase the debt securities or the amounts payable upon the repurchase, or the circumstances under which the holders have the right to convert the debt securities or the amounts receivable upon conversion thereof (but excluding any adjustment to the conversion rate);

•	impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date thereof); or

•	reduce the aforesaid percentage of debt securities, the consent of the holders of which is required for any such modification.

The indentures contain provisions permitting us and the applicable trustee to enter into indentures supplemental to the indenture, without the consent of the holders of the debt securities at the time outstanding, for one or more of the following purposes:

•	to evidence the succession of another corporation or other entity to us, or successive successions, and the assumption by any successor corporation or other entity of certain covenants, agreements and obligations;

•	to add to our covenants such further covenants, restrictions, conditions or provisions as our board of directors and the trustee shall consider to be for the protection of the holders of securities of any or all series, or the coupons appertaining to such securities;

•	to permit or facilitate the issuance of securities of any series in bearer form, registrable or not registrable as to principal, and with or without interest coupons, and to provide for exchangeability of such securities with securities issued thereunder in fully registered form and to permit or facilitate the issuance of uncertificated securities of any series;

•	to cure any ambiguity or mistake contained therein or in any supplemental indenture or in any debt security; or to correct or supplement any provision contained therein or in any supplemental indenture or in any debt security which may be defective or inconsistent with any other provision contained therein or in any supplemental indenture or in any debt security; or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect the interests of the holders of any series of debt securities or any coupons appertaining to such debt securities;

•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

•	to evidence and provide for the acceptance and appointment of a successor trustee;

•	to establish the form or terms of securities of any series as permitted by the indenture;

•	to change or eliminate any provision of the indenture, provided that any such change or elimination (i) shall become effective only when there is no security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision or (ii) shall not apply to any security outstanding; and

•	to add or change any of the provisions of the indentures with respect to any securities that by their terms may be converted into any securities of any person, in order to permit or facilitate the issuance, payment or conversion of such securities.

Further Issues

We may from time to time, without notice to or the consent of the registered holders of any series of debt securities, create and issue further debt securities ranking pari passu with such debt securities in all respects, or in all respects except for the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities. Such further debt securities may be consolidated and form a single series with the debt securities and have the same terms as to status, redemption or otherwise as the debt securities.

Concerning our Relationships with the Trustees

The Bank of New York Mellon (formerly known as The Bank of New York) is the trustee under both the senior indenture and the subordinated indenture. It is also the trustee under various other indentures covering our outstanding notes and debentures. The Bank of New York Mellon acts as trustee and performs certain other services for certain of our affiliates and us in the normal course of its business.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, equity securities or securities of third parties (including any of our affiliates) or other rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent.

A prospectus supplement will set forth the terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement, including:

•	the title and the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies in which the price of the warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities purchasable upon exercise of the warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the periods during which, and places at which, the warrants are exercisable;

•	the date or dates on which the warrants shall commence and the date or dates on which the warrants will expire;

•	the terms of any mandatory or optional call provisions;

•	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	any provisions for the adjustment of the number or amount of securities receivable upon exercise of warrants;

•	the identity of the warrant agent;

•	the exchanges, if any, on which the warrants may be listed;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	if applicable, a discussion of any material United States Federal income tax considerations;

•	whether the warrants shall be issued in book-entry form; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We will issue warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in a prospectus supplement for the warrants.

FORMS OF SECURITIES

Unless otherwise indicated in a prospectus supplement, the debt securities and warrants will be issued in the form of one or more fully registered global securities (a “Global Security”), which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the “Depository” or “DTC”) and registered in the name of the Depository’s nominee. Beneficial interests in a Global Security will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants of the Depository. Investors may elect to hold interests in the Global Securities through DTC. Except as set forth below, a Global Security may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

The Depository has advised us that it is a limited-purpose trust company which was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between participants in such securities through electronic book-entry changes in accounts of its participants. Participants include:

•	securities brokers and dealers, including the underwriters named in the accompanying prospectus supplement;

•	banks and trust companies;

•	clearing corporations; and

•	certain other organizations.

Access to the Depository’s system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depository only through participants or indirect participants.

The Depository advises that pursuant to procedures established by it:

•	upon issuance of a Global Security, the Depository will credit the account of participants designated by any dealers, underwriters or agents participating in the distribution of the securities with the respective principal or face amounts of securities beneficially owned by such participants; and

•	ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository (with respect to participants’ interests), the participants and the indirect participants (with respect to the owners of beneficial interests in the Global Security).

The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to own, transfer or pledge beneficial interests in a Global Security is limited to such extent.

As long as the Depository’s nominee is the registered owner of a Global Security, such nominee for all purposes will be considered the sole owner or holder of the securities represented by the Global Security. Except as provided below, you will not:

•	be entitled to have any of the securities registered in your name;

•	receive or be entitled to receive physical delivery of the securities in definitive form; or

•	be considered the owners or holders of the securities under the applicable indenture or warrant agreement.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, represented by a Global Security registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Security. Neither we, the trustees, warrant agent, paying agent or any other agent for payment on or registration of transfer or exchange of any Global Security nor the Depository will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

If the Depository is at any time unwilling or unable to continue as depositary and we have not appointed a successor depositary within 90 days, we will issue securities in definitive form in exchange for the Global Securities. In addition, we may at any time determine not to have the securities represented by Global Securities and, in such event, will issue securities in definitive form in exchange for the Global Securities. In either instance, an owner of a beneficial interest in a Global Security will be entitled to have securities equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of the securities in definitive form. No service charge will be made for any transfer or exchange of the securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

PLAN OF DISTRIBUTION

We may offer from time to time debt securities, common stock, preference stock, preferred stock and warrants. Some of these securities may, pursuant to their terms, be mandatorily convertible into or mandatorily exchangeable for securities issued or to be issued by us or any third party, including any of our affiliates.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

A prospectus supplement will set forth the terms of the offering of the securities described in this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may sell the securities for cash, or in exchange for satisfaction of our outstanding liabilities to certain of our creditors, in any of the following ways (or in any combination thereof):

•	directly to purchasers;

•	through agents, underwriters or dealers; and

•	through direct sales or auctions performed by utilizing the internet or a bidding or ordering system.

Direct Sales

We may directly solicit offers to purchase securities. In this case, no underwriters or agents would be involved.

Through Agents, Underwriters or Dealers

We may use agents to sell the securities. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment, which is ordinarily three business days or less.

If an underwriter or underwriters are utilized in the sale of securities, we will enter into an underwriting agreement or exchange agreement, as applicable, with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in a prospectus supplement which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If a dealer is utilized in the sale of securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

Through the Internet or Bidding or Ordering System

We may also offer securities directly to the public, with or without the involvement of agents, underwriters or dealers and may utilize the internet or another electronic bidding or ordering system for the pricing and allocation of such securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms at which such securities are sold.

The final offering price at which securities would be sold and the allocation of securities among bidders, would be based in whole or in part on the results of the internet bidding process or auction. Many variations of the internet auction or pricing and allocating systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of securities. We will describe in a supplement to this prospectus how any auction or bidding process will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the process and, where applicable, the nature of the underwriters’ obligations with respect to the auction or ordering system.

Derivatives and Hedging Transactions

We may enter into derivative or hedging transactions with financial institutions as to our own securities. These financial institutions may in turn engage in sales of common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell shares of common stock short using this prospectus and deliver common stock covered by this prospectus to close out such short positions, or loan or pledge common stock to financial institutions that in turn may sell the shares of common stock using this prospectus. We may pledge or grant a security interest in some or all of the common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus.

General Information

The place and time of delivery for the securities described in this prospectus will be set forth in the accompanying prospectus supplement.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with the sale of the securities, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the securities in the open market to cover short positions or to stabilize the price of the securities. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters will not be required to engage in these activities, and may end any of these activities at any time.

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Martin I. Darvick, Esq., an attorney on our legal staff. Certain other matters related to the securities in respect of which this prospectus is being delivered will be passed upon for us by Jenner & Block LLP and for the underwriters by Davis Polk & Wardwell. Mr. Darvick owns shares and holds options to purchase shares of our common stock. Davis Polk & Wardwell acts as counsel to the Executive Compensation Committee of our board of directors and has acted as counsel to us and certain of our affiliates in various matters.

EXPERTS

The consolidated financial statements and financial statement schedule of General Motors Corporation (the Corporation) incorporated in this Prospectus by reference from the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of the Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and include explanatory paragraphs relating to (a) the recognition and measurement of uncertain tax positions; the change in measurement date for defined benefit plan assets and liabilities; the recognition of the funded status of the Corporation’s defined benefit plans; and the accounting for the estimated fair value of conditional asset retirement obligations, and (b) the sale of a controlling interest in GMAC LLC; and (2) express an adverse opinion on the effectiveness of the Corporation’s internal control over financial reporting because of material weaknesses). Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of GMAC LLC incorporated in this Prospectus by reference from the General Motors Corporation Annual Report on Form 10-K for the year ended December 31, 2007 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses (other than underwriting compensation) to be incurred by us in connection with an offering of an assumed amount of $1,000,000,000 of securities registered under this registration statement. The assumed amount has been used to demonstrate the expenses of an offering and does not represent an estimate of the amount of securities that may be registered or offered because such amount is unknown at this time.

SEC registration fee	$39,300
Printing	30,000
Legal fees and expenses	500,000
Trustee fees	25,000
Accounting fees and expenses	150,000
Miscellaneous	5,700

Total	$750,000

Item 15.	Indemnification of Directors and Officers

Under Section 145 of the Delaware Corporation Law, General Motors is empowered to indemnify its directors and officers as provided therein.

General Motors’ Certificate of Incorporation, as amended, provides that no director shall be personally liable to General Motors or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to General Motors or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174, or any successor provision thereto, of the Delaware Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Under Article V of its Bylaws, General Motors shall indemnify and advance expenses to every director and officer (and to such person’s heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys’ fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of General Motors, or is or was serving at the request of General Motors as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. General Motors shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the board of directors of General Motors. General Motors shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition (“advancement of expenses”); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article V of the Bylaws or otherwise. If a claim for indemnification or advancement of expenses by an officer or director under Article V of the Bylaws is not paid in full within ninety days after a written claim therefor has been received by General Motors, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, General Motors shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law. The rights conferred on any person by Article V of the Bylaws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of General Motors’ Certificate of Incorporation or Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

General Motors is insured against liabilities which it may incur by reason of Article V of its Bylaws. In addition, directors and officers are insured, at General Motors’ expense, against some liabilities which might arise out of their employment and not be subject to indemnification under Article V of the Bylaws.

Pursuant to a resolution adopted by General Motors’ board of directors on December 1, 1975, General Motors, to the fullest extent permissible under law, will indemnify, and has purchased insurance on behalf of, its directors or officers and subsidiaries, or any of them, who incur or are threatened with personal liability, including expenses, under the Employee Retirement Income Security Act of 1974, as amended, or any amendatory or comparable legislation or regulation thereunder.

Item 16.	Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) If any securities registered under this registration statement are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, General Motors Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on September 4, 2008.

General Motors Corporation

By:	/s/ G. RICHARD WAGONER, JR.
G. Richard Wagoner, Jr.
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ G. RICHARD WAGONER, JR. G. Richard Wagoner, Jr.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 4, 2008

/s/ RAY G. YOUNG Ray G. Young	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 4, 2008

/s/ NICK S. CYPRUS Nick S. Cyprus	Controller and Chief Accounting Officer (Principal Accounting Officer)	September 4, 2008

* Percy N. Barnevik	Director	September 4, 2008

* Erskine B. Bowles	Director	September 4, 2008

* John H. Bryan	Director	September 4, 2008

* Armando M. Codina	Director	September 4, 2008

* Erroll B. Davis, Jr.	Director	September 4, 2008

* George M.C. Fisher	Director	September 4, 2008

* Karen Katen	Director	September 4, 2008

Signature	Title	Date

* Kent Kresa	Director	September 4, 2008

* Ellen J. Kullman	Director	September 4, 2008

* Philip A. Laskawy	Director	September 4, 2008

* Kathryn V. Marinello	Director	September 4, 2008

* Eckhard Pfeiffer	Director	September 4, 2008

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney.

By:	/s/ CHRISTOPHER T. HATTO
Christopher T. Hatto
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
No.		Description

1	(a)	Form of Proposed Underwriting Agreement of GM Relating to Debt Securities, incorporated by reference to Exhibit 1(a) to General Motors Corporation’s Current Report on Form 8-K filed May 24, 2007
1	(b)	Form of Proposed Underwriting Agreement of GM Relating to Convertible Debt Securities, incorporated by reference to Exhibit 1(b) to General Motors Corporation’s Current Report on Form 8-K filed May 24, 2007
1	(c)	Form of Proposed Underwriting Agreement of GM Relating to Common Stock, Preferred Stock, Preference Stock and Warrants*
4	(a)	Indenture, by and between General Motors Corporation and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, dated as of January 8, 2008, incorporated by reference to Exhibit 10.3 to General Motors Corporation’s Current Report on Form 8-K filed February 25, 2008
4	(b)	Subordinated Indenture, by and between General Motors Corporation and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, dated as of January 8, 2008, incorporated by reference to Exhibit 4(b)(viii) to General Motors Corporation’s Annual Report on Form 10-K filed February 28, 2008
4	(c)	Specimen Certificate for Shares of Common Stock of GM
4	(d)	Restated Certificate of Incorporation dated March 1, 2004, incorporated by reference to Exhibit 3(i) to General Motors Corporation’s Annual Report on Form 10-K filed March 11, 2004
4	(e)	Bylaws of General Motors Corporation, as amended, as of March 5, 2007, incorporated by reference to Exhibit 3.1 to General Motors Corporation’s Current Report on Form 8-K filed March 9, 2007
4	(f)	Form of Convertible Debenture, incorporated by reference to Exhibit 99.5 to Amendment No. 1 to General Motors Corporation’s Report on Form 8-A filed June 4, 2007
5		Opinion and Consent of Martin I. Darvick, Esq., Attorney, Legal Staff of GM, regarding securities issued by GM
12		Statement Regarding the Computation of Ratio of Earnings to Fixed Charges
23	(a)	Consent of Deloitte & Touche LLP
23	(b)	Consent of Martin I. Darvick, Esq., Attorney, Legal Staff of the Registrant (included in Exhibit 5)
23	(c)	Consent of Hamilton, Rabinovitz & Associates, Inc.
24		Powers of Attorney for directors and officers of GM
25	(a)	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon for the Senior Debt Indenture of GM
25	(b)	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon for the Subordinated Debt Indenture of GM

*	To be filed by amendment or under cover of Form 8-K.